SCHEDULE A

TO THE ADMINISTRATION AGREEMENT

(Effective as of May 18, 2016)

JPMorgan Trust 1

Name of Fund
JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund
JPMorgan SmartRetirement 2055 Fund
JPMorgan SmartRetirement 2060 Fund (effective upon the effectiveness of the Fund’s registration statement)

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JPMorgan Trust I On behalf of itself and each of the Funds listed above

By:
Name:
Title:

J.P. Morgan Investment Management Inc.

By:
Name:
Title: